Exhibit 99.1

1 1 NAME 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES 0000000000000000 0000265211_1 R1.0.1.25 CAPITAL BANK FINANCIAL CORP. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain 1 Proposal to approve the Agreement and Plan of Merger, dated as of November 22, 2015, by and between Capital Bank Financial Corp. and CommunityOne Bancorp pursuant to which CommunityOne Bancorp will merge with and into Capital Bank Financial Corp. 2 Proposal to adjourn the Capital Bank Financial Corp. special meeting, if necessary or appropriate, to solicit additional proxies. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) CAPITAL BANK FINANCIAL CORP. 4725 Piedmont Row Drive Suite 110 Charlotte, NC 28210

0000265211_2 R1.0.1.25 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The joint proxy statement/prospectus is/are available at www.proxyvote.com CAPITAL BANK FINANCIAL CORP. PROXY This proxy is solicited by the Board of Directors The undersigned hereby authorizes R. Eugene Taylor and Vincent M. Lichtenberger, or either of them, with full power of substitution, to represent the undersigned and to vote all common stock of CAPITAL BANK FINANCIAL CORP. which the undersigned would be entitled to vote at the Special Meeting of Stockholders of the Company to be held on [ ], and at any adjournment thereof, as indicated, and in their discretion upon other matters as may properly come before the meeting. You are encouraged to specify your choice by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote these shares unless you sign and return this card. The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side